SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 1997

                    Presidio Capital Corp.
       (Exact Name of Registrant as Specified in Charter)


   British Virgin Islands         0-25780              N/A
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


c/o Hemisphere Management (Cayman) Limited
Zephyr House, Mary Street, Grand Cayman
Cayman Islands, British West Indies                  N/A
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:(441)295-9166


  (Former Name or Former Address, if Changed Since Last Report)

Item 1.   Changes in Control of Registrant.

          On July 25, 1997, Wexford Management LLC ("Wexford"), the management company ("Wexford") for Presidio Capital Corp. (the "Registrant"), received notice from Presidio Holding Company, LLC, which stated that it is the holder of 63% of the outstanding Class A common shares of the Registrant, that it was seeking to remove the three current Class A directors and replacing them with Edward Scheetz, David Hamamoto and David King effective as of 12:00 p.m. on September 2, 1997. Wexford has not determined whether Presidio Holding Company, LLC has the right to seek and obtain removal or replacement of the current Class A directors pursuant to such notice. If such holder's ownership is confirmed, the other Class A shareholders will be entitled to certain representation on the Board.

          The complete text of the press release issued by the Company is attached hereto as an exhibit and is hereby incorporated by reference in its entirety to this item.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits

               99.1  Press Release, dated July 28, 1997

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PRESIDIO CAPITAL CORP.



Dated:  July 31, 1997                    By:  /s/ Jay L. Maymudes
                                              Jay L. Maymudes
                                              Vice President, Treasurer and
                                              Chief Financial Officer